CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 28, 2012 (except for Note 1c and Note 13, to which the date is January 22, 2013) in Amendment No. 2 to the Registration Statement on Form F-1 and related Prospectus of Morria Biopharmaceuticals, PLC., dated January 22, 2013.

Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
January 22, 2013	A member of Ernst & Young Global